                                                                   EXHIBIT 10.35

Exhibit 10.35   Employment Agreement Between the Company and
                Gary L. Dreher Dated January 15, 1998.



                                  AMDL, INC.

                             EMPLOYMENT AGREEMENT



     This Employment Agreement (the "Agreement") is made and entered into effective as of the 15th day of January 1998 by and between AMDL, Inc., a Delaware corporation, (the "Company") and Gary L. Dreher (the "Employee").

                                    RECITAL

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company, upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                                   ARTICLE 1

                         EMPLOYMENT, TERMS AND DUTIES

     1.1 Term. The Company agrees to employ the Employee and Employee hereby accepts such employment' in accordance with the terms of this Agreement, for a period of two (2) years commencing on January 15, 1998, unless the Agreement is earlier terminated as provided herein.

     1.2 Services and Exclusivity of Services. So long as this Agreement shall continue in effect, Employee shall devote Employee's full business time, energy and ability exclusively to the business, affairs and interests of the Company and matters related thereto; shall use Employee's best efforts and abilities to promote the Company's interests; and shall perform the services contemplated by this Agreement in accordance with policies established by Board of Directors of the Company (the "Board"), and under the direction of the President. Without the prior express written authorization of the Board, Employee shall not, directly or indirectly, during the term of this Agreement: (a) render services to any other person or firm for compensation, or (b) engage in any activity competitive with or adverse to the Company's business, whether alone, as a partner, officer, director, employee or significant investor of or in any other entity. (An investment of greater than 5% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes).
     1.2a Other Business Activities. Company and Employee acknowledge that Employee is a member of the Board of Directors of Optimumcare, Inc. with an equity interest that may exceed 5% if employee exercises his stock options. Optimumcare, Inc. is involved with the care of Psychiatric patients, and is deemed to be an association which is not competitive with AMDL, Inc., and which will not require any commitment of employee's business time or effort. Company and Employee also acknowledge that Employee's company Medical Market International LLC, is and will continue to be involved in testing of wine grapes and wine for sugar. This work will be performed by others, and will not require any of Employee's business time or effort.

     1.2b Current Accounts. Company and Employee acknowledge and agree that Employee is bringing certain accounts and customers which are currently doing business with Medical Market International Inc. to Company to become Company customers. In the event that Employee's employment with Company ceases for any reason what so ever, Employee shall have the right to solicit these accounts on behalf of whatever business Employee shall then join. A comprehensive list of these accounts is attached hereto as Exhibit D.

     1.3 Duties and Responsibilities. During the term of this Agreement, Employee shall serve as Vice President of Marketing and Sales of the Company; shall discharge the obligations and responsibilities normally associated with such office; and shall use his best efforts to promote the interests of the Company and refrain from acts which may adversely affect the reputation or business of the Company.

     1.4 Return of Proprietary Property. The Employee agrees that all property in the Employee's possession belonging to the Company including without limitation, all documents, reports, manuals, memoranda, computer print-outs, customer lists, credit cards, keys, identification, products, access cards and all other property relating in any way to the business of the Company is the exclusive property of the Company, even if the Employee authored, created or assisted in authoring or creating, such property. The Employee shall return to the Company all such documents (and copies and summaries thereof) and property immediately upon termination of employment or at any time upon the request of the Company. All personal property brought by Employee to Company shall be returned to Employee.

   1.5 Intellectual Property. Employee acknowledges and agrees to the terms of the Proprietary Information and Inventions Agreement attached hereto as Exhibit C.

                                   ARTICLE 2

                           COMPENSATION AND BENEFITS

     2.1  Base Salary.   During the term of this Agreement, the Company will pay
the Employee a base salary at the rate of Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($8,333.33) per month (the "Base Salary") commencing on January 15, 1998, payable in accordance with the Company's usual payroll practice.

     2.2 Quarterly Commission. Effective March 31, 1998, the Employee will be entitled to receive a quarterly Commission equal to the percentage of net sales receipts set forth in Exhibit A hereto. Such Commission will be paid no later than thirty (30) days after the end of each calendar quarter.

     2.3 Additional Benefits. Employee and Company agree and acknowledge that Employee has declined participation in Company's medical insurance program.

     2.4 Vacation. The Employee shall be entitled to fifteen, (15), days paid vacation each year during the term of this Agreement. Vacation time shall accrue at the rate of 1.5 days per month until 15 days have been accrued.

     2.5 Overall Qualification. The Company reserves the right to modify, suspend or discontinue any and all benefits at any time (whether before or after termination of employment) without notice to or recourse by Employee so long as such action is taken generally with respect to all other senior level executives and does not single out Employee.

     2.6 Long Term Incentive Options. Concurrently with the execution hereof, the Company will grant an option to Employee to purchase 250,000 shares of the Company's common stock at a price equal to the closing bid price of the common stock at January 15, 1998 (the "Option") . The Option shall be vested at the times, and in the amounts set forth in the Option schedule attached as Exhibit B hereto. Options which have vested shall be exercisable until the first to occur of either of the following: a) December 31, 2002, or b) thirty days after termination of employment whether for cause or without cause.

                                   ARTICLE 3

                                  TERMINATION

     3.1 This Agreement and all obligations hereunder (except the obligations contained in Article 5, which shall survive any termination hereunder) shall terminate upon the earliest to occur of any of the following:

          (a) Expiration of Term; Resignation. The expiration of the term provided for in Section 1.1 or the voluntary termination or resignation by Employee or retirement from the Company in accordance with the normal retirement policies of the Company or the mutual agreement of the Company and Employee. In the event of any termination under this Section 3.1 (a), Employee will not be entitled to receive any further payments or benefits from the Company and the Company shall be released from any and all obligations under this Agreement.

          (b) Death or Disability of the Employee. The death or any illness, disability or other incapacity of Employee that results in Employee being unable to perform Employee's duties with the Company on a full-time basis for a period of three (3) consecutive months, or for shorter periods aggregating ninety (90) or more days in any twelve (12)-month period. If Employee shall become ill, disabled or incapacitated as set forth above, Employee's employment may be terminated by written notice from the Company to Employee, after which Employee will not be entitled to receive any further payments or benefits from the Company and the Company shall be released from any and all obligations under this Agreement.

          (c) For Cause. The Company may, by delivering written notice to Employee, terminate Employee's employment and all of the Employee's rights to receive Base Salary, Quarterly Commission and any benefits hereunder for cause. Such written notice shall be effective upon delivery to Employee. For purposes of this Agreement, the term "cause" shall be defined as any of the following:

               (i) Employee's material breach of any of the duties and responsibilities under this Agreement (other than as a result of illness, incapacity or disability), which breach is not cured within ten (10) days after written notice thereof to Employee, or engaging in any activities competitive with or injurious to the Company, in either case in the good faith reasonable judgment of the Board of Directors;

               (ii) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for a felony or a misdemeanor involving moral turpitude (other than minor traffic violations or similar offenses);

               (iii) Employee's commission of an act of fraud upon the Company or personal dishonesty, or willful or negligent misconduct;

               (iv) Employee's willful failure or refusal to perform Employee's duties or responsibilities under this Agreement or Employee's material violation of any duty of loyalty to the Company or a breach of Employee's fiduciary duty involving personal profit.

                     In the event Employee's employment is terminated at any time with cause, Employee will not be entitled to any further payments or benefits from the Company and the Company shall be immediately released from any and all obligations under this Agreement.

          (d) Without Cause.  Notwithstanding any other provision of this
Section 3.1, the Company shall have the right to terminate Employee's employment with the Company without cause at any time. If Employee is so terminated without cause, then the Company shall pay to the Employee, within thirty (30) days after the date of such termination, a lump sum equal to two (2) month's worth of the Employee's Base Salary plus any unpaid sales commissions at the time of termination in lieu of all rights of Employee hereunder, all of which shall terminate upon the payment of such lump sum. The Company agrees, however, that notwithstanding anything to the contrary in the preceding sentence, the rights of Employee under the Option Agreement attached as Exhibit B hereto shall remain in effect and such rights may be exercised by Employee in accordance with the terms of the Option Agreement.

     3.2 Exclusive Remedy. Employee agrees that the payments expressly provided and contemplated by Section 3 of this Agreement shall constitute the sole and exclusive obligation of the Company in respect of Employee's employment with and relationship to the Company and that the payment thereof shall be the sole and exclusive remedy for any breach of contract claim which may be brought as a result of any termination of Employee's employment.

                                   ARTICLE 4

                               BUSINESS EXPENSES

     4.1 Business Expenses. During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility for federal income tax purposes as ordinary and necessary business expenses, the Company shall reimburse Employee promptly for reasonable business expenditures, including travel, entertainment and parking, made and substantiated in accordance with policies, practices and procedures established from time to time by the Company and incurred in the pursuit and furtherance of the Company's business and goodwill.

     4.2 Car Allowance. Company and Employee acknowledge that Employee will need to use his personal automobile for business travel and hereby agree that the sum of $500.00 to be paid monthly shall constitute complete and proper reimbursement for this usage.

                                   ARTICLE 5

                           CONFIDENTIAL INFORMATION

     5.1 Confidentiality. Employee agrees to be bound by the provisions of the Employee Proprietary Information and Inventions Agreement ("Proprietary Information Agreement") attached hereto as Exhibit C.

     5.2 Solicitation of Employees. In consideration and recognition of the fact that Employee's position with the Company is an executive position involving fiduciary responsibility to the Company and access to the Company's confidential, proprietary information, Employee agrees that Employee will not, directly or indirectly, solicit or take away any employees of the Company for employment by any enterprise that competes with, or is engaged in a substantially similar business to, the business of the Company as presently conducted or proposed to be conducted. This Section 5.2 shall survive for a period of one (1) year from the date of termination of this Agreement.

     5.3 Representation by Employee. Employee represents and warrants that Employee is under no restriction or disability by reason of any prior contract or otherwise which would prevent Employee from entering into and performing Employee's duties and obligations under this Agreement.

                                   ARTICLE 6

                              DISPUTE RESOLUTION

     6.1 Disputes Subject to Arbitration. Except as to any action which requires ex parte relief, expeditious orders of court, restraining orders,
         ---------
injunctive relief or the like in order to maintain the status quo or protect a party's interest, any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or otherwise arising out of the execution hereof including any claim based on contract, tort or statute, shall be resolved, at the request of any party, by submission to binding arbitration at the Orange County, California offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"), and any judgment or award rendered by JAMS shall be final, binding and unappealable, and judgment may be entered by any state or federal court having jurisdiction thereof. Any party can initiate arbitration by sending written notice of intention to arbitrate (the "Demand") by registered or certified mail to all parties and to JAMS. The Demand shall contain a description of the dispute, the amount involved, and the remedy sought. If and when a Demand for arbitration is made by any party, the parties agree to execute a Submission Agreement, provided by JAMS, setting forth the rights of the parties and the rules and procedures to be followed at the arbitration hearing (the "Rules"). Any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this Section 6.1 shall be determined by the arbitrator. The arbitrator shall be a retired or former judge agreed to between the parties from the JAMS' panel. If the parties are unable to agree, JAMS shall provide a list of three available judges and each party may strike one. The remaining judge shall serve as the arbitrator. The parties shall be entitled to full rights of discovery as set forth in the Code of Civil Procedure for civil actions tried in the Superior Courts of the State of California, subject to such orders as may be entered by JAMS. Each party hereto intends that the provisions to arbitrate set forth herein shall be valid, enforceable and irrevocable. The designation of a situs or a governing law for this undertaking or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable. In his or her award, the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including the fees of the arbitrator and reasonable attorneys fees, costs and expert witness expenses of the parties. The parties hereto agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceeding becoming final under the Rules. the arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings permitted in a civil proceeding under the laws of the State of California including, if appropriate, monetary damages, specific performance and all other forms of legal and equitable relief. In the event JAMS is no longer in business and there is no comparable successor, then the parties shall use the services of the American Arbitration Association, Inc. ("AAA"), subject to AAA's Commercial Arbitration Rules and the provisions of this Section 6.1. In the event the AAA is no longer in business and there is no comparable successor, then the parties shall agree upon another arbitrator within ten (10) calendar days after receipt of the Demand. If the parties cannot agree upon another arbitrator, then a single neutral arbitrator shall be appointed pursuant to Section 1281.6 of the California code of Civil Procedure.

                                   ARTICLE 7

                                 MISCELLANEOUS


     7.1 Modifications. This Agreement supersedes all prior agreements and understandings between the parties relating to the employment of the Employee by the Company, and it may not be changed or terminated orally. No modification, termination, or attempted waiver of any other provisions of this Agreement will be valid unless in writing signed by both parties hereto.

     7.2 Enforceability and Severability. If any term of this Agreement is deemed void, voidable, invalid or unenforceable for any reason by an arbitrator or a court of competent jurisdiction, such term will be deemed severable from all other terms of this Agreement, which will continue in full force and effect. In the event that any term is held by an arbitrator or a court of competent jurisdiction to over broad as written, the term will be deemed amended to narrow its application to the extent necessary to make the term enforceable.

     7.3 Withholding. To the extent required by any applicable law, including, without limitation, any federal or state income tax or excise tax law or laws, the Federal Insurance Contributions Act, the Federal Unemployment Tax Act or any comparable federal, state or local laws, the Company retains the right to withhold such portion of any amount or amounts payable to the Employee under this Agreement as the Company deems necessary.

     7.4 Captions. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     7.5 Governing Law. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the substantive laws of the State of California, and any and every legal proceeding (other than arbitration proceedings conducted in accordance with Article 6 hereof) arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of California, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose.

     7.6 Succession. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise. The obligations and duties of Employee hereunder are personal and otherwise not assignable. Employee's obligations under Sections 1.4, 3.2, 5.1, 5.2 and 6.1 of this Agreement will survive the termination of Employee's employment, regardless of the manner of such termination.

     7.7 Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any right or remedy granted hereby or by law.

     7.8 Injunctive Relief. The Employee acknowledges and agrees that any breach or threatened breach of this Agreement or the Proprietary Information Agreement might cause irreparable harm to the Company and that in such case, the Company would have no adequate remedy at law. In the event of a breach or threatened breach by the Employee of this Agreement or the Proprietary Information Agreement, the Company may, in addition to any other rights and remedies it may have pursuant to this Agreement, immediately seek any judicial action that the Company may deem necessary or appropriate, including without limitation, the obtaining of injunctive relief against the Employee without the necessity of posting a bond or other security and without prejudice to any other remedies which may be available to the Company at law or in equity.

     7.9 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

     7.10 Representation by Counsel; Interpretation. The Company and Employee each acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

     7.11 Notices. All notices, requests, demands or other communications under this Agreement shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:



If to Company:                AMDL, Inc.
                              14272 Franklin Avenue, Suite 106
                              Tustin, California 92780-7039



If to Employee:
                              -------------------------------

                              -------------------------------

                              -------------------------------


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


"EMPLOYEE"                          "COMPANY"

                                    AMDL, Inc.

                                    By:
------------------------------           -----------------------------
Gary L. Dreher                      Its:
                                         -----------------------------

                                   EXHIBIT A

                             Quarterly Commission



  The quarterly commission will be calculated and paid based upon the net year to date sales receipts as of the end of each calendar quarter. Within 30 days after the close of each calendar quarter the commission shall be paid on sales receipts for that quarter based on the table set forth below:

  Year to Date Net Sales
      Receipts: $U.S.                          Commission
      ---------------                          ----------

        0 - 1,000,000                  4% on amounts between 0 and $1,000,000
    1,000,001 - 2,000,000                 5% on amounts between $1,000,001
                                                   and $2,000,000
        2,000,001 -                    6% on amounts in excess of $2,000,000

                                   EXHIBIT B

                     Schedule for vesting of Stock Options


              Date                          Number of Options Vesting

         March 31, 1998                                31,250
          June 30, 1998                                31,250
       September 30, 1998                              31,250
        December 31, 1998                              31,250
         March 31, 1999                                31,250
         June 30, 1999                                 31,250
       September 30, 1999                              31,250
        December 31, 1999                              31,250

                                   EXHIBIT C
                                   ---------


                                  AMDL, INC.

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


          I recognize that AMDL, Inc., a Delaware corporation (the "Company"), is engaged in a continuous program of research, development and production respecting its business, present and future.

          I understand that:

          A. As part of my employment by the Company I am (or may be) expected to make new contributions and inventions of value to the Company;

          B. My employment creates a relationship of confidence and trust between me and the Company with respect to any information:

              (1) Applicable to the business of the Company; or

              (2) Applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of the Company, or learned by me during the period of my employment; and

          C. The Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including without limitation information created, discovered, developed or made known by me during the period of or arising out of my employment by the Company) or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All such information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets; processes, formulas, data, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs and customer and supplies lists.

          In consideration of my employment or continued employment, as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

          1.  Recognition of Company's Rights:  Nondisclosure.  All Proprietary
              -----------------------------------------------
Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in strictest confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company.

          2.  Other Activities.  I agree that during the period of my employment
              ----------------
by the Company I will not, without the Company's express written consent, engage in any employment or business other than for the Company, and for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not (i) induce any employee of the Company to leave the employ of the Company; or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).

          3.  Return of Company Documents.  In the event of the termination of
              ---------------------------
my employment by me or by the Company for any reason, I will deliver to the Company all documents, notes, drawings, specifications, programs and data and other materials of any nature pertaining to my work with the Company and I will not take with me any of the foregoing or any reproduction of any of the foregoing or any Proprietary Information.

          4.  Disclosure of Inventions.  I will promptly disclose to the Company
              ------------------------
(or any persons designated by it) all discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, know-how and data, whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment (all such discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, know-how and data are hereinafter referred to as "Inventions").

          5.  Assignment of Inventions.  I agree that all Inventions shall be
              ------------------------
the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I further agree as to all such Inventions to assist the Company in every way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights and other rights and protections relating to said Inventions in any and all countries and to that end I will execute all documents for use in applying for and obtaining such patents, copyrights and other rights and protections on and enforcing such Inventions, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents, copyrights and other rights and protections relating to such Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for time actually spent by me at the Company's request on such assistance.

          In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or similar protections thereon with the same legal force and effect as if executed by me.

          6.  Exclusion of Certain Inventions.  Any provision contained in this
              -------------------------------
Agreement requiring me to assign my rights in any Invention does not apply to an Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code. That section provides that the requirement to assign shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed on the employee's own time and (a) which does not at the time of conception or reduction to practice relate to the business of the employer or to the employer's actual or anticipated research or development or (b) which does not result from any work performed by employee for the employer.

          I understand that I bear the full burden of proving to the Company that an Invention qualifies fully under Section 2870. By signing this Agreement, I acknowledge receipt of a copy of this Agreement and of written notification of the provisions of Section 2870. Notwithstanding the foregoing, I also assign to the Company (or as directed by it) any rights I may have or acquire in any Invention, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          7.  Prior Inventions. As a matter of record I have identified on
              ----------------
Exhibit A-1 attached hereto all inventions or improvements relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company, which I desire to remove from the operation of this Agreement; and I covenant that such list is complete. If there is no such list on Exhibit A-1, I represent that I have made no such inventions and improvements at the time of signing this Agreement.

          8.  No Conflicting Obligations.  I represent that my performance of
              --------------------------
all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement, either written or oral, in conflict with this Agreement.

          9.  No Improper Use of Materials.  I understand and agree that I have
              ----------------------------
not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless I have obtained express written authorization from the former employer for their possession and use. Accordingly, this is to advise the Company that the only materials or documents of a former employer which are not generally available to the public that I will bring to the Company or use in my employment are identified on Exhibit A-1 attached hereto, and as to each item I represent that I have obtained prior to the effective date of my employment with the Company written authorization for their possession and use in my employment with the Company.

          I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that I have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company.

          10.  Legal and Equitable Remedies.  Because my services are personal
               ----------------------------
and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

          11.  Governing Law.  This Agreement will be governed by and construed
               -------------
according to the laws of the State of California. Exclusive venue for any dispute arising out of this Agreement will be Superior Court for Orange County in the State of California and United States District Court, Central District in Santa Ana, California.

          12.  Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
and understanding between the Company and me relating to the subject matter of this Agreement and supersedes all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes anytime during which I may be retained by the Company as a consultant.

          13.  Severability.  If one or more of the provisions in this Agreement
               ------------
are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

          14.  Survival.  The provisions of this Agreement shall survive the
               --------
termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          15.  Employment.  I agree and understand that nothing in this
               ----------
Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time with or without cause.

          16.  Waiver.  No waiver by the Company of any breach of this Agreement
               ------
shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

          17.  Successors and Assigns.  This Agreement will be binding upon me,
               ----------------------
my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and assigns.

          This Agreement shall be effective as of the first day of my employment with the Company, namely: January 15, 1998.

Dated:       ,
      ------- ----                  ----------------------------------
                                    Gary L. Dreher

                                    ACCEPTED AND AGREED TO;
                                    AMDL, Inc., a Delaware corporation

Dated:       ,                      By:
      ------- ----                     -------------------------------

                                    ----------------------------------
                                    Print Name and Title

                                  Exhibit C-1
                                  -----------


AMDL, Inc.
14272 Franklin Avenue, Suite 106
Tustin, CA 92780-7039

Gentlemen:

          1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by AMDL, Inc., (the "Company") which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

                    No inventions or improvements
          -----
                    See below
          -----

          -----------------------------------------------------------

          -----------------------------------------------------------

                    Additional sheets attached
          -----

          2. I propose to bring to my employment the following materials and documents of a former employer which are not generally available to the public, which materials and documents may be used in my employment:

                    No materials
          -----
                    See below
          -----

          -----------------------------------------------------------

          -----------------------------------------------------------

                    Additional sheets attached
          -----

          The signature below confirms that my continued possession and use of these materials is authorized.


                              ---------------------------------------

                                   Exhibit D

                                              CUSTOMER: JOB LIST
Malaysian Bio-Diagnostic Research                       No. 22, Jalan Kia Peng
                                                        50400 Kuala Lumpur
                                                        Malaysia
--------------------------------------------------------------------------------------------------------------
Advanced Bio-Science, Inc.                              3180 De La Cruz Boulevard
                                                        Suite 101
                                                        Santa Clara, CA 95054
--------------------------------------------------------------------------------------------------------------
AMS Cathay                                              41 Avenue A, Suite 2B
                                                        Manhattan, NY 10009
--------------------------------------------------------------------------------------------------------------
Associated Equipment Ltd.                               118, Triq il - Plejju
                                                        Qormi, QRM10
                                                        Malta
--------------------------------------------------------------------------------------------------------------
Babar Medico Diagnostic Division                        Khan Arcade (Basement)
                                                        16 - Edward Road
                                                        Lahore, Pakistan
--------------------------------------------------------------------------------------------------------------
Bio-Diagnostica, Inc.                                   7200 N.W. 7th Street, 2nd Floor
                                                        Miami, FL 33126
--------------------------------------------------------------------------------------------------------------
BioKwitech, Inc.                                        4204 Sorrento Valley Boulevard
                                                        San Diego, CA 92121
--------------------------------------------------------------------------------------------------------------
BioTech Laboratorios S.R. LTDA.                         Ayachucho 455 Of. 407
                                                        Trujillo - Peru
--------------------------------------------------------------------------------------------------------------
CenoGenics Corporation                                  620 Route 520
                                                        Morganville, NJ 07751
--------------------------------------------------------------------------------------------------------------
Certified Diagnostics                                   1440 Springside Drive
                                                        Weston, FL 33326
--------------------------------------------------------------------------------------------------------------
Eagle Diagnostics                                       P.O. Box 1237
                                                        De Soto, TX 75123
--------------------------------------------------------------------------------------------------------------
Health Tech International                               15721 N.W. 60th Avenue, Suite 203
                                                        Miami Lakes, FL 33014
--------------------------------------------------------------------------------------------------------------
Immunostics, Inc.                                       3505 Sunset Avenue
                                                        Ocean, NJ 07712
--------------------------------------------------------------------------------------------------------------

IntegraGroup Corporation                                5901 S.W. 74th Street, Suite 409
                                                        S. Miami, FL 33154
--------------------------------------------------------------------------------------------------------------
J & S Medical Associates                                19 Strathmore Road
                                                        Natick, MA 01760
--------------------------------------------------------------------------------------------------------------
LabCorp of America                                      1447 York Court
                                                        Burlington, NC 27215
--------------------------------------------------------------------------------------------------------------
Lebotex                                                 ED. La Concordia Av. 9 De Octobre 1708
                                                        Y. Av. Del Ejercito Ler Piso
--------------------------------------------------------------------------------------------------------------
MicroLabs Ltd.                                          20 Melmac Avenue
                                                        Kingston 5, Jamaica
--------------------------------------------------------------------------------------------------------------
Medical Marketing Service US, Inc.                      5205 N.W. 74th Avenue
                                                        Miami, FL 33166
--------------------------------------------------------------------------------------------------------------
Orientacion Clinica Diagnostica S.A.                    Edicico Stemo - P.3 - Ofc. 2
                                                        Av. Diego Cisneros Los Ruices
                                                        Caracas, 1071, Venezuela
--------------------------------------------------------------------------------------------------------------
Pamir Enterprises                                       36 - 110 Amin Mansion G.T. Road
                                                        Peshawar, Pakistan
--------------------------------------------------------------------------------------------------------------
Pharma & Health                                         Westraat 64
                                                        8800 Roselare (Belgie)
                                                        HR 62.710 - B.T.W. BE 45195-4672
--------------------------------------------------------------------------------------------------------------
Plasmatec Laboratory Products Ltd.                      Unit 1, Watercleaves
                                                        Dottery Near Bridgport
                                                        United Kingdom
--------------------------------------------------------------------------------------------------------------
Pt. Multilabindo/Dr. Eka Tjokrosetio                    JL. Balai Pustaka Timur 225J/F
                                                        Rawamangun, Jakarta Timur 13220
                                                        Indonesia
--------------------------------------------------------------------------------------------------------------
Quest Diagnostics                                       One Malcomv Avenue
                                                        Teterboro, NJ 07608
--------------------------------------------------------------------------------------------------------------
Reactivos Del Uruguay LTDA.                             General Bajola 2292
                                                        Montevideo, Uruguay
--------------------------------------------------------------------------------------------------------------

SmithKline Beecham Clinical Laboratory                  1201 Collegeville Road.
                                                        Collegeville, PA 19426

--------------------------------------------------------------------------------------------------------------
Tal Ron                                                 1 Shmcza Street
                                                        Rehovot 76452
--------------------------------------------------------------------------------------------------------------
Technical Chemicals & Products                          3341 S.W. 15th Street
                                                        Pompano Beach, FL 33069
--------------------------------------------------------------------------------------------------------------
Technoline Ltd.                                         Edgar Bernard Street
                                                        Gzira GZR 06
                                                        Malta
--------------------------------------------------------------------------------------------------------------
TechnoMed                                               70 Osman EBN Affan - Midan
                                                        Safir - Helioplis
                                                        Cairo Egypt
--------------------------------------------------------------------------------------------------------------
TECO Diagnostics, Inc.                                  4925 E. Hunter
                                                        Anaheim, CA 92807
--------------------------------------------------------------------------------------------------------------
Trindrugs Caribbean Co. LTD                             260 Eastern Main R.
                                                        Laventille, Trinidad West Indies
--------------------------------------------------------------------------------------------------------------
WAMCO                                                   41, Kais Bin Assem Street
                                                        Near Farazdek Street, Malaz
                                                        Riyadh 11593, Saudi Arabia
--------------------------------------------------------------------------------------------------------------
X-Ray Medical Enterprises                               35 C. Quezon Avenue
                                                        Cordillera Street
                                                        Quezon, Philippines
--------------------------------------------------------------------------------------------------------------
